SECTION 302 CERTIFICATION

      I, Patrick L. Milton, Chief Financial Officer and Treasurer of YDI Wireless, Inc., certify that:

      1. I have reviewed this amended quarterly report on Form 10-Q of YDI Wireless, Inc.;

      2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

      3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.


Date: March 25, 2004                            /s/ Patrick L. Milton
                                           -------------------------------------
                                           Patrick L. Milton
                                           Chief Financial Officer and Treasurer